EXHIBIT 99
GIANT INDUSTRIES, INC.
NEWS RELEASE


Contact:  Mark B. Cox
          Vice President, Treasurer, & Chief Financial Officer
          Giant Industries, Inc.
          (480) 585-8888

FOR IMMEDIATE RELEASE

March 11, 2003


            GIANT INDUSTRIES, INC. ANNOUNCES FOURTH QUARTER
                 AND FULL YEAR 2002 OPERATING RESULTS


Scottsdale, Arizona, March 11, 2003 - Giant Industries, Inc. [NYSE: GI] announced today a fourth quarter net loss of ($534,000) or ($.06) per share compared to a net loss of ($5.7) million or ($0.66) per share for the fourth quarter of 2001. For the year ended December 31, 2002, Giant recorded a net loss of ($9.3) million or ($1.08) per share vs. 2001 net earnings of $12.4 million or $1.40 per share.

Fred Holliger, Giant's Chief Executive Officer, commented, "The fourth quarter reflected some encouraging signs in refining margins, really the first sign of strengthening that the industry had seen in all of 2002. While the year was disappointing from an earnings standpoint due to weak refining margins, we did have several accomplishments. We integrated the Yorktown refinery acquisition into our Company and successfully implemented our strategies for enhancing its commercial opportunities. Phoenix Fuel Company increased operating earnings before tax from $4.7 million in 2001 to $7.0 million in 2002. This increase in earnings was the result of improved wholesale margins and tight control on operating costs. We also refinanced, in May, our $100 million of Senior Subordinated Notes that would have matured in November of this year with a new 10-year debt issue."

"Cash flow from operations was approximately $38 million dollars for the year. We also closed on the sale of approximately $20 million of non-strategic assets in the year, while controlling capital expenditures to a level of approximately $13 million. These net cash inflows of approximately $45 million were used to reduce our debt.

     - As of March 1, 2003, we have repaid approximately $10 million of our term loan used in the financing of the acquisition the Yorktown refinery. The balance is presently $30 million.

     - We reduced the outstanding balance on our working capital line from $60 million in May 2002, soon after our acquisition of the Yorktown refinery, to $25 million at year-end 2002.

     - In the first quarter of 2003, we have repaid an additional $10 million, reducing the working capital line to its current balance of $15 million.

We also reduced our corporate overhead expense by $4.3 million from the prior year level, of which $3.6 million was due to a reduction in management incentive bonuses. While the management incentive bonuses may resume as our financial performance improves, I believe the reduction is significant given the fact that we made a large acquisition and substantially increased the size of our company."

"We continue to target additional non-strategic asset sales of approximately $20 - $30 million in 2003. When we complete these sales, we will have met the higher end of our asset sales goal. We remain committed to debt reduction, and we plan to continue to make additional progress in this area throughout 2003. Further debt reduction not only improves our balance sheet, it also reduces interest expense and improves earnings, which hopefully translates into an improved stock price for our shareholders."

"We mentioned in prior releases that we had applied for an extension related to low sulfur standards at our Yorktown refinery. We received notice this week from the Environmental Protection Agency that we have been granted the requested relief. This waiver postpones in excess of $25 million of capital expenditures for up to three years. Giant must be in full compliance with the sulfur standards at our Yorktown refinery by January 1, 2008. This additional time will allow us to better evaluate various clean fuel technologies and puts us in a position to utilize the most successful and cost effective technology for Yorktown compliance."

Holliger continued, "We are anticipating that 2003 will be a much better year than was 2002. Refining margins on the East Coast have continued to improve throughout the first quarter as a result of the continued cold weather and strong demand for refined products. Tight crude oil and finished product inventories coupled with strong demand should contribute to improved refining margins in 2003. We have also seen improvement in the refining margins at our Four Corners refineries due to the general improvement in refining margins experienced in the industry. Phoenix Fuel Company continues to provide consistent cash flows and steady growth in the markets that it serves. Due to the sale of some of our non-strategic sites, our Retail division is better positioned to focus on our core retail stores where we have a competitive market position."

Giant's senior management will hold a conference call at 1:00 p.m. EDT (11:00 a.m. MDT) on March 11, 2003 to discuss this earnings release and provide an update on company operations. The conference call will be broadcast live on the company's website at www.giant.com.

Giant Industries, Inc., headquartered in Scottsdale, Arizona, is a refiner and marketer of petroleum products. Giant owns and operates one Virginia and two New Mexico crude oil refineries, a crude oil gathering pipeline system based in Farmington, New Mexico, which services the New Mexico refineries, finished products distribution terminals in Albuquerque, New Mexico and Flagstaff, Arizona, a fleet of crude oil and finished product truck transports, a Travel Center on I-40 east of Gallup, and a chain of retail service station/convenience stores in New Mexico, Colorado, and Arizona. Giant is also the parent Company of Phoenix Fuel Co., Inc., an Arizona wholesale petroleum products distributor. For more information, please visit Giant's website at www.giant.com.

This press release contains forward-looking statements that involve known and unknown risks and uncertainties. Forward-looking statements are identified by words or phrases such as "believes," "expects," "anticipates," "estimates," "should," "could," "plans," "intends," "will," variations of such words and phrases, and other similar expressions. While these forward-looking statements are made in good faith, and reflect the Company's current judgment regarding such matters, actual results could vary materially from the forward-looking statements. Important factors that could cause actual results to differ from forward-looking statements include, but are not limited to the: inability to attain expected debt reductions, continuation of the recent improvement in refining margins, continuation of the improvement experienced in Yorktown refinery operations, ability to complete targeted, non-strategic asset sales and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on behalf of the Company, are expressly qualified in their entirety by the foregoing. Forward-looking statements made by the Company represent its judgment on the dates such statements are made. The Company assumes no obligation to update any forward-looking statements to reflect new or changed events or circumstances.

                                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                   (Unaudited)

                                                            (In thousands except shares and per share data)
-----------------------------------------------------------------------------------------------------------
                                                             Three Months Ended       Twelve Months Ended
                                                                December 31,              December 31,
-----------------------------------------------------------------------------------------------------------
                                                             2002         2001         2002          2001
-----------------------------------------------------------------------------------------------------------
Net revenues                                              $  410,295   $  188,021   $1,280,783   $  941,780
Cost of products sold                                        345,897      140,877    1,066,744      719,135
-----------------------------------------------------------------------------------------------------------
Gross margin                                                  64,398       47,144      214,039      222,645

Operating expenses                                            39,492       26,890      134,276      107,431
Depreciation and amortization                                  9,539        8,471       36,064       31,857
Selling, general and administrative expenses                   6,700        4,867       24,550       27,864
Net (gain) loss on disposal/write-down of assets                (371)       4,519          116        6,132
Allowance for related party note and interest receivable          --        5,409           --        5,409
-----------------------------------------------------------------------------------------------------------
Operating income (loss)                                        9,038       (3,012)      19,033       43,952
Interest expense                                             (10,324)      (5,988)     (36,308)     (24,098)
Amortization/write-off of financing costs                     (1,184)        (183)      (3,256)        (764)
Interest and investment income                                    32          249          432        1,661
-----------------------------------------------------------------------------------------------------------
Earnings (loss) from continuing operations before
  income taxes                                                (2,438)      (8,934)     (20,099)      20,751
Provision (benefit) for income taxes                          (1,100)      (3,532)      (8,086)       7,984
-----------------------------------------------------------------------------------------------------------
Earnings (loss) from continuing operations                    (1,338)      (5,402)     (12,013)      12,767

Discontinued operations:
  Loss from operations                                          (285)        (344)      (1,434)        (563)
  Gain on disposal                                             1,674           --        6,464           --
  Net loss on asset sales/write-downs                            (49)         (80)        (454)         (80)
-----------------------------------------------------------------------------------------------------------
                                                               1,340         (424)       4,576         (643)
Provision (benefit) for income taxes                             536         (169)       1,830         (257)
-----------------------------------------------------------------------------------------------------------
Earnings (loss) from discontinued operations                     804         (255)       2,746         (386)
-----------------------------------------------------------------------------------------------------------

Net earnings (loss)                                       $     (534)  $   (5,657)  $   (9,267)  $   12,381
===========================================================================================================

Net earnings (loss) per common share:
  Basic
    Continuing operations                                 $    (0.15)  $    (0.63)  $    (1.40)  $     1.44
    Discontinued operations                                     0.09        (0.03)        0.32        (0.04)
-----------------------------------------------------------------------------------------------------------
                                                          $    (0.06)  $    (0.66)  $    (1.08)  $     1.40
===========================================================================================================
  Assuming dilution
    Continuing operations                                 $    (0.15)  $    (0.63)  $    (1.40)  $     1.43
    Discontinued operations                                     0.09        (0.03)        0.32        (0.04)
-----------------------------------------------------------------------------------------------------------
                                                          $    (0.06)  $    (0.66)  $    (1.08)  $     1.39
===========================================================================================================
Weighted average number of shares outstanding:
  Basic                                                    8,571,779    8,616,396    8,565,992    8,871,006
  Assuming dilution                                        8,571,779    8,616,396    8,565,992    8,885,134

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

                                                      (In thousands)
---------------------------------------------------------------------------------
                                          December 31, 2002     December 31, 2001
---------------------------------------------------------------------------------
Assets
Current assets                               $  211,919            $  135,116
---------------------------------------------------------------------------------
Property, plant and equipment                   649,861               506,718
   Less accumulated depreciation
     and amortization                          (225,629)             (197,212)
---------------------------------------------------------------------------------
                                                424,232               309,506
Other assets                                     66,135                62,552
---------------------------------------------------------------------------------
Total Assets                                 $  702,286            $  507,174
=================================================================================

Liabilities and Stockholders' Equity
Current liabilities                          $  120,351            $   78,837
Long-term debt, net of current portion          398,069               256,749
Deferred income taxes                            37,612                32,772
Other liabilities                                18,937                 2,406
Stockholders' equity                            127,317               136,410
---------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity   $  702,286            $  507,174
=================================================================================
Certain reclassifications have been made to the year 2001 financial statements to conform to classifications used in 2002. These reclassifications had no effect on reported earnings or stockholders' equity.

                                            OPERATING STATISTICS

                                              4 Qtr. 2002   3 Qtr. 2002   2 Qtr. 2002   1 Qtr. 2002   4 Qtr. 2001
-----------------------------------------------------------------------------------------------------------------
Refining
Four Corners Operations:
Crude Oil/NGL Throughput (BPD)                  32,389        30,902        33,144        33,785        28,781
Refinery Sourced Sales Barrels  (BPD)           30,006        32,408        34,060        31,161        28,919
Avg. Crude Oil Costs ($/Bbl)                  $  26.68      $  25.96      $  23.48      $  18.90      $  19.74
Refining Margins ($/Bbl)                      $   7.64      $   6.04      $   6.41      $   7.36      $   8.31
Retail Fuel Volumes Sold as a % of Four
  Corners Refinery's Sourced Sales Barrels          39%           41%           38%           41%           45%

Yorktown Operations:(1)
Crude Oil/NGL Throughput (BPD)                  61,629        54,677        53,563            --            --
Refinery Sourced Sales Barrels (BPD)            60,911        58,803        54,610            --            --
Avg. Crude Oil Costs ($/Bbl)                  $  27.50      $  26.57      $  26.77            --            --
Refining Margins ($/Bbl)                      $   3.21      $   1.71      $   1.68            --            --

Retail(2)
Fuel Gallons Sold (000's)                       45,053        50,845        49,727        48,237        50,793
Fuel Margins ($/gal)                          $   0.15      $   0.14      $   0.16      $   0.13      $   0.15
Merchandise Sales ($ in 000's)                $ 32,981      $ 38,069      $ 37,984      $ 32,837      $ 35,217
Merchandise Margins                                 27%           28%           28%           28%           27%
Number of Units at End of Period                   136           140           146           150           151

Phoenix Fuel
Fuel Gallons Sold (000's)                       99,012        94,703        90,524        92,471        93,215
Fuel Margins ($/gal)                          $   0.06      $   0.05      $   0.05      $   0.05      $   0.04
Lubricant Sales ($ in 000's)                  $  5,922      $  5,234      $  5,002      $  5,387      $  5,655
Lubricant Margins                                   17%           16%           18%           17%           14%
-----------------------------------------------------------------------------------------------------------------
Operating Income (Loss) (in 000's)
Refining - Four Corners Operations            $  7,600      $  5,816      $  8,356      $  9,050      $  9,739
         - Yorktown Operations                   2,696        (5,994)       (3,090)           --            --
Retail(2)                                          413         1,639         1,886          (689)         (137)
Phoenix Fuel                                     2,223         1,751         1,567         1,473           441
Corporate                                       (4,550)       (4,725)       (4,233)       (3,474)       (3,471)
Net gain (loss) on disposal/write-down of
  assets(2)                                      1,996         4,961        (1,059)           (4)       (4,599)
Allowance for related party note
  and interest receivable                           --            --            --            --        (5,409)
-----------------------------------------------------------------------------------------------------------------
Total(2)                                      $ 10,378      $  3,448      $  3,427      $  6,356      $ (3,436)
=================================================================================================================
Capital Expenditures (in 000's)(3)
Refining - Four Corners Operations            $    344      $    547      $  4,170      $    890      $  6,148
         - Yorktown Operations                   2,418           900           304            --            --
Retail                                             123           449           136           308         1,493
Phoenix Fuel                                       185            87            57           216           203
Corporate                                          137           248           553           918         1,068
-----------------------------------------------------------------------------------------------------------------
Total                                         $  3,207      $  2,231      $  5,220      $  2,332      $  8,912
=================================================================================================================
(1)  The Yorktown Refinery was purchased on May 14, 2002.
(2)  Includes discontinued operations.
(3)  Excludes the acquisition of the Yorktown Refinery in the second quarter of 2002.

                                 Selected Financial Data

                                                     December 31, 2002    December 31, 2001
-------------------------------------------------------------------------------------------
Working Capital (In Millions)                            $   91,568           $   56,279
Current Ratio                                                1.76:1               1.71:1
Long-Term Debt As A Percent of Total Capital                   75.8%                65.3%
Net Debt As A Percent of Total Capital                         75.3%                62.8%
Book Value Per Share                                     $    14.85           $    15.95
Net cash  provided by operating activities               $   38,068           $   65,256
EBITDA(4)                                                $   60,064           $   93,004

(4)  EBITDA is defined as earnings before interest expense, taxes, depreciation, amortization, and certain non-cash charges. For the year 2002, non-cash items consisted of a $3.3 million gain for a lower of cost or market inventory adjustment, which is included in cost of products sold, and certain non-cash losses and write-downs of $2.2 million. For the year 2001, non-cash charges consisted of a loss on the disposal or write-down of assets for $6.2 million, an allowance for a related party note and interest receivable for $5.4 million, and a $3.3 million adjustment for lower of cost or market inventory write-
     downs, which was included in cost of products sold. The calculation of EBITDA is not based on U.S. GAAP, and you should not consider it as an alternative to net earnings or cash flows from operating activities
     (which are determined in accordance with U.S. GAAP), as an indicator of operating performance or as a measure of liquidity. EBITDA may not be comparable to similarly titled measures used by other entities.


              Share Price Data and Dividends (NYSE: GI)

                      High         Low        Close    Dividends
----------------------------------------------------------------
2002 4th Quarter     $  3.85     $  1.86     $  2.95     $   --
2002 3rd Quarter     $  8.13     $  3.15     $  3.75     $   --
2002 2nd Quarter     $ 12.55     $  7.50     $  8.00     $   --
2002 1st Quarter     $ 10.39     $  8.21     $ 10.30     $   --
2001 4th Quarter     $  9.30     $  7.80     $  9.23     $   --